Compass, Inc. Reports Record Third Quarter 2026 Results
All-time Q3 Records for Revenue, Net Income, Adjusted EBITDA and Operating Cash Flow
Q3 Revenue +12% YoY1; GAAP Net Income $62 Million; Adjusted EBITDA2 $306 Million
Operating Cash Flow $248 Million; Cash Balance Increases to $841 Million

New York, NY - November 5, 2026 - Compass, Inc. (“Compass” or “the Company”) (NYSE: COMP), a global real estate services company with a presence in every major U.S. city and approximately 120 countries and territories, announced its financial results for the third quarter ended September 30, 2026.

“In a housing market where transactions were down year-over-year, Compass delivered record financial and operational results in Q3,” said Robert Reffkin, Founder and Chief Executive Officer of Compass. Reffkin added, “Adjusted EBITDA2 surpassed the high-end of our guidance range driven by solid OPEX2 discipline and ongoing cost synergy realization, while organic3 Brokerage GTV outperformed the market by 680 basis points on a pro forma1 basis. Organic3 Brokerage transactions also outperformed the market by approximately 150 basis points in the quarter. Across our entire history as a public company, spanning 22 consecutive quarters, the Compass standalone brand has outperformed the market - and now we have done so for three consecutive quarters including Anywhere.”

“Looking ahead, while the housing market has softened over the past few weeks, I believe Compass is positioned to do very well in the current environment," Reffkin continued. “I believe our track record of prudently managing OPEX2 and ongoing cost synergy realization positions the company to generate significant free cash flow2. This financial strength will allow us to delever the balance sheet while continuing to invest in our agents and platform as the industry pulls back.”

Scott Wahlers, Chief Financial Officer of Compass, said, “We are pleased with the results we delivered in a challenging environment with Q3 Revenue of $3.9 billion, GAAP Net income of $62 million and Adjusted EBITDA2 of $306 million, each reflecting all-time records for any third quarter in our history.”

Wahlers continued, “Our Q3 results also demonstrate the cash flow generative nature of our business. In a quarter where industry transactions were down year-over-year, we generated $248 million in operating cash flow and $240 million in free cash flow2. We ended the quarter with $841 million in cash and no balance on our revolver. At the end of Q3, Net Debt2 to Adjusted EBITDA was 2.7x which is nearly two turns below the 4.4x when we first announced the Anywhere transaction. Additionally, given the healthy cash balance at the end of Q3, we remain in a good position to redeem our $500 million 9.75% Notes when they are first callable in Q2 of 2027.”

Q3 2026 Highlights:
●Revenue in Q3 2026 increased by 111% year-over-year to $3.90 billion compared to Revenue of $1.85 billion in Q3 2025. Revenue increased by 11.6% year-over-year compared to pro forma1 Revenue of $3.49 billion in Q3 2025.
●Organic Revenue3 (a non-GAAP measure): Organic revenue of $3.75 billion in Q3 2026 grew 7.4% year-over-year on a pro forma1 basis.
●GAAP Net Income in Q3 2026 was $62 million compared to a net loss of $4 million in Q3 2025.
●Adjusted EBITDA2 (a non-GAAP measure): was $306 million in Q3 2026 compared to $94 million in Q3 2025. Adjusted EBITDA in Q3 2026 excludes depreciation and amortization of $145 million, non-cash stock-based compensation expense of $36 million and $28 million in merger transaction and integration expenses.
●Operating Cash Flow / Free Cash Flow2 (a non-GAAP measure): During Q3 2026, operating cash flow was $248 million and free cash flow was $240 million.
1 Pro forma key business metrics and revenue are presented as if Compass and Anywhere were combined as of July 1, 2025.
2 A reconciliation of GAAP to Non-GAAP measures can be found within the financial statement tables included in this press release. Adjusted EBITDA excludes depreciation and amortization, investment income, interest expense, stock-based compensation, income tax benefit, Anywhere Merger transaction and integration expenses, restructuring costs, other acquisition-related expenses and a litigation charge. Free cash flow represents operating cash flow less capital expenditures. Non-GAAP OPEX excludes Commissions and other related expenses, Depreciation and amortization, Stock-based compensation and other expenses excluded from the Company's calculation of Adjusted EBITDA. Net Debt represents long-term debt less cash and cash equivalents.
3 Organic metrics are presented on a pro forma basis and include only the results of businesses that either Compass or Anywhere owned as of July 1, 2025.

●Liquidity & Capital Structure: At the end of Q3 2026, our cash balance was $841 million, and we had no balance on our revolver. Total long-term debt at the end of Q3 2026 was $3.14 billion.

Q3 2026 Operational Highlights:

Brokerage:
●Gross Transaction Value (“GTV”)4: Brokerage GTV was $138.9 billion in Q3 2026, an increase of 96.5% year-over-year compared to GTV of $70.7 billion in Q3 2025. Organic3 Brokerage GTV of $133.1 billion grew 7.5% year-over-year on a pro forma1 basis. GTV for the entire U.S. residential real estate market increased by 0.7%5 over the same period.
●Transactions4: Brokerage agents closed 140,118 total transactions in Q3 2026, an increase of 106.4% year-over-year compared to transactions of 67,887 in Q3 2025. Organic3 transactions of 135,956 decreased by 0.3% year-over-year on a pro forma1 basis. Transactions for the entire U.S. residential real estate market decreased by 1.8%5 over the same period.
●Total Agents: At the end of Q3 2026, total Brokerage agents were 85,476 compared to 83,184 at the end of Q2 2026. The Company added 6,390 agents on a gross basis during Q3 2026. Organic3 gross agent additions were 2,734 compared to 2,816 in Q2 2026. Agent retention rate in Q3 2026 was 95.1% compared to 95.5% in Q2 2026. 58% of separations reflected agents with $0 GCI in the last twelve months while 74% of separations reflected agents with less $20,000 or less in GCI in the last twelve months. Separations refer to agents that were in the prior quarter's ending agent count but not included in the current quarter's ending agent count. Total agent separations and additions reflect a decision more often than not made by individual agent team leaders, rather than decisions made by the Company. Below is a detailed breakdown of the number of total agent separations and agent retention rate by gross commission income (GCI) bands.

Quarter-over-Quarter Total Separations and Separations by GCI Band:
○Total Agent Separations in Q3: 4,098
○Percentage of Q3 Total Agent Separations with $0 GCI in the last twelve months: 58%
○Percentage of Q3 Total Agent Separations with $20K or less in GCI (equivalent to less than 2 transactions on average at our price points) in the last twelve months: 74%

Total Agent Retention and Retention by GCI Band:
○Total Agent retention in Q3: 95.1%
○Total Agent retention excluding $0 GCI agents: 97.9%
○Total Agent retention excluding agents with $20K or less in GCI: 98.7%

Franchise:
●Gross Transaction Value (“GTV”)4: Franchise GTV was $108.9 billion in Q3 2026 compared to GTV of $8.5 billion in Q3 2025, an increase of 1,181% year-over-year. Organic3 Franchise GTV of $104.2 billion grew by 2.3% year-over-year on a pro forma1 basis. GTV for the entire U.S. residential real estate market increased by 0.7%5 over the same period.
●Transactions: The Franchise network closed 191,809 total transactions in Q3 2026 compared to transactions of 8,825 in Q3 2025, an increase of 2,073% year-over-year. Organic3 Franchise transactions of 189,054 decreased by 3.6% year-over-year on a pro forma1 basis. Transactions for the entire U.S. residential real estate market decreased by 1.8%5 over the same period.
●Net Royalty Rate Per Side4: Net royalty rate per side was $486 in Q3 2026 compared to net royalty rate per side of $669 in Q3 2025, a decrease of 27.4% year-over-year driven primarily by newly acquired brands that have a lower average sales price compared to the Christie's International Real Estate network. Organic3 net royalty per side of $470 grew 3.8% year-over-year on a pro forma1 basis.

4 Definitions of Key Business Metrics can be found within the financial statement tables included in this press release.
5 Source: National Association of Realtors®. Market data reflects the latest NAR existing-home sales data available at the time of this release.

Integrated Services:
●Title and Escrow (“T&E”): Total Title and Escrow transactions were 38,757 in Q3 2026 compared to T&E transactions of 7,666 in Q3 2025, an increase of 406% year-over-year primarily due to the addition of T&E transactions from Anywhere. T&E transactions increased by 1.7% year-over-year compared to pro forma1 transactions of 38,123 in Q3 2025. Average revenue per transaction was $3,590 in Q3 2026, up 1.4% year-over-year compared to pro forma1 average revenue per transaction of $3,541 in Q3 2025.
○T&E Purchase Transactions4 were 35,106 in Q3 2026 compared to T&E Purchase Transactions of 7,089 in Q3 2025, an increase of 395% year-over-year. T&E purchase transactions increased by 1.5% year-over-year compared to pro forma1 purchase transactions of 34,577 in Q3 2025.
○T&E Refinance Transactions4 were 3,651 in Q3 2026 compared to T&E Refinance Transactions of 577 in Q3 2025, an increase of 533% year-over-year. T&E refinance transactions increased by 3.0% year-over-year compared to pro forma1 refinance transactions of 3,546 in Q3 2025.

●Mortgage: Funded loan volume across the Company's mortgage joint ventures, OriginPoint and Guaranteed Rate Affinity, was $3.30 billion in Q3 2026, up 9.9% year-over-year on a pro forma¹ basis. Year-to-date, funded loan volume was $10.58 billion, up 32.0% year-over-year on a pro forma¹ basis. The year-over-year increase in both periods was driven by loan officer recruiting and higher attach rates.

Website Traffic: Per Similarweb, traffic6 to Compass.com’s website and mobile apps in Q3 was up 53.6% year-over-year and rose to 68.5% year-over-year in the month of September.

Platform: The "Home" platform is the only end-to-end proprietary technology in the industry built for real estate professionals, bringing together everything they need from first contact to close. The Company onboarded 33,950 real estate professionals from Coldwell Banker Realty, Corcoran, and Sotheby's International Realty as of October 31, 2026, bringing the total number of real estate professionals on the platform across all owned-brokerage brands to 68,349. Direct feedback has been positive, with a CSAT or Customer Satisfaction score of 4.1 out of 5 or 82% at the end of Q3, which is generally considered to be a strong score in the software industry. The Company plans to roll out the platform to all real estate professionals in its franchise network starting in Q1 2027.

●Product highlights include:
○AI Assistant: Designed to improve agent productivity through simple natural language prompts, the integrated AI Assistant brings together more than 90 platform tools for agents. Usage shows the AI Assistant is driving agents to engage deeper with the platform, with nearly 990,000 tools called in Q3 2026 and generating more than 461,000 conversations in October alone.
○Client Dashboard (formerly Compass One): The industry's premier all-in-one client dashboard is designed to give buyers and sellers 24/7 transparency into the transaction. In Q3 2026, newly onboarded real estate professionals invited nearly 71,000 clients to access their Client Dashboard, with more than 36,000 invites sent in October alone.
○Structural Advantage Tools: Includes a set of proprietary platform features such as Reverse Prospecting, Network Tool, and Buyer Demand that help real estate professionals surface inventory and connect buyers with sellers directly in the platform. In Q3 2026, more than 25,200 real estate professionals used these tools, up 44% from Q2 2026. Listing agents sent more than 58,000 messages to agents representing potential buyers, with more than 32,700 messages sent in October alone.

Q4 2026 Outlook:
●Revenue of $3.150 billion to $3.350 billion for Q4
●Adjusted EBITDA of $100 million to $130 million for Q4

Full Year 2026 Outlook:
●Non-GAAP OPEX of $2.71 billion to $2.73 billion, reflecting a decrease from the prior range of $2.75 billion to $2.80 billion
●Free cash flow positive for the full year 2026

6 Monthly Active Users (MAU) represents the number of unique users who engage with Compass.com at least once during a given month.

We have not reconciled our outlook for Adjusted EBITDA to GAAP net income (loss) because certain expenses excluded from GAAP net income (loss) when calculating Adjusted EBITDA cannot be reasonably calculated or predicted at this time. Additionally, we have not reconciled our guidance for non-GAAP OPEX to GAAP OPEX because certain expenses excluded from GAAP OPEX cannot be reasonably calculated or predicted at this time. Accordingly, reconciliations are not available without unreasonable effort.

Additional information can be found in the Company’s Q3 2026 Earnings Presentation, which can be found in the Investor Relations section of the Compass website at https://investors.compass.com.
---------------------------------------------------------------------------------------------------------------------------

Conference Call Information
Management will conduct a conference call to discuss the third quarter results as well as outlook at 5:00pm ET on Thursday, November 5, 2026. The conference call will be accessible via the Internet on the Compass Investor Relations website https://investors.compass.com. You can also access the audio webcast via the following link: Compass, Inc. Q3 26 Earnings Conference Call.

An audio recording of the conference call will be available for replay shortly after the call's completion. To access the replay, visit the Events and Presentations section on the Compass Investor Relations website at https://investors.compass.com.

Disclosure Channels
Compass uses its Investor Relations website, https://investors.compass.com, as a means of disclosing information which may be of interest or material to its investors and for complying with disclosure obligations under Regulation FD. We intend to announce material information to the public through filings with the Securities and Exchange Commission, or the SEC, the investor relations page on our website (www.compass.com), press releases, public conference calls, public webcasts, our X (formerly Twitter) feed (@Compass), our Facebook page, our LinkedIn page, our Instagram account, our YouTube channel, and Robert Reffkin’s X (formerly Twitter) feed (@RobReffkin) and Instagram account (@robreffkin). Accordingly, investors should monitor each of these disclosure channels.

Safe Harbor Statement
This press release includes forward-looking statements, which are statements other than statements of historical facts, and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance, including expected financial results for the fourth quarter of 2026 and full year 2026 and our expectations for realizing cost synergies and operational achievements. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: general economic conditions, economic and industry downturns, the effects of geopolitical conflicts, the health of the U.S. real estate industry, and risks generally incident to the ownership of residential real estate; the effect of monetary policies of the federal government and its agencies; high mortgage rates; low home inventory levels; our ability to successfully integrate Anywhere's business and realize cost synergies and other anticipated benefits of the Anywhere transaction; the rapid advancement and integration of AI technologies in real estate, which could result in potential disintermediation of real estate professionals, increased competitive pressure and a variety of operational, ethical and regulatory challenges, and our ability to adapt to any changes driven by AI technologies in a timely and effective manner; the significant debt (and increased interest expense) we incurred in connection with the Anywhere transaction, including its impact on our business, cash flow and operations; an event of default under our material debt agreements would adversely affect our operations and our ability to satisfy obligations under our indebtedness; our ability to raise capital to grow our business or refinance or restructure our existing debt on terms acceptable to us, or at all; our ability to recruit and retain real estate professionals at the same rate as in the past; review of the Anywhere transaction by regulatory authorities and private parties and any challenges and resulting actions that could adversely affect our business; ongoing industry antitrust class action litigation (including the antitrust lawsuits filed against us and Anywhere) or any related regulatory activities; decreases in our gross commission income or the percentage of commissions that we or our franchisees collect; risks related to the significant increase in our franchise business following the Anywhere transaction; our ability to carefully manage our expense structure; adverse economic, real estate or business conditions in geographic areas where our business is concentrated and/or impacting high-end markets; our ability to continuously innovate, improve and expand our technology offerings to create value for our real estate professionals; our ability to maintain our company culture; our ability to expand our operations and to offer additional integrated services; our ability to realize the expected benefits from our joint ventures, including mortgage and title underwriting; our ability to compete successfully; our ability to attract and retain real estate professionals at our owned-brokerage and expand our franchisees; fluctuations in our quarterly results and other operating metrics; the loss of one or more of our key personnel and our ability to attract and retain other highly qualified personnel; actions by real estate professionals, employees or franchisees that could adversely affect our reputation and subject us to liability; our ability to pursue acquisitions that are successful and integrated into our existing operations; our ability to maintain or establish relationships with MLSs, listing portals and third-party listing providers, and attempts by such parties or by other brokerages and agents to impose industry rules or standards or otherwise impair our ability to compete; the impact of cybersecurity incidents and the potential loss of critical and confidential information; the reliability of our fraud detection processes; depository banks not honoring our escrow and trust deposits; impairment of our goodwill and other long-lived assets; liabilities arising out of Anywhere's frozen pension plan; exposure to risks inherent to international markets; our ability to develop and maintain an effective system of internal control over financial reporting; our ability to use net operating losses and other tax attributes may be limited; our reliance on assumptions, estimates and business data to calculate our key performance indicators; changes in, and our reliance on, accounting standards, assumptions, estimates and business data; our ability to continue to securitize certain assets of Cartus; the dependability of our platform, technology offerings and software; our ability to obtain or maintain adequate insurance coverage; disruption or delay in service from third-party service providers; our ability to generate high-quality leads for real estate professionals and franchisees; a loss of our largest real estate benefit program client or continued reduction in spending on relocation services; investor expectations related to corporate responsibility, environmental, social and governance factors; natural disasters and catastrophic events; the effect of claims, lawsuits, government investigations, and other proceedings, including with respect to our business and marketing strategies, among other matters, and the costs and distraction of pursuing or defending such matters; changes in federal or state laws regarding the classification of our real estate professionals as independent contractors; compliance with privacy laws and regulations; compliance with applicable laws and regulations and changes to applicable laws and regulations; our ability to protect our intellectual property rights, and our reliance on the intellectual property rights of third parties; our use of open source software; the impact of having a multi-class structure of common stock; volatility in our trading price; the content of securities analysts reports and/or change in our debt rating by a rating agency; our charter provisions may make us more difficult to acquire, may limit stockholder attempts to remove or replace management and/or obtain a favorable judicial forum for disputes with us or our directors, officers or employees; our plan to continue to retain earnings rather than pay dividends for the foreseeable future; the impact of the accounting method for our 0.25% Convertible Senior Notes due 2031 (the “Convertible Notes”) on our reported financial results; potential for common stock dilution or stock price depression related to the Convertible Notes; counterparty risk with respect to the capped call transactions we entered into in connection with the Convertible Notes; and other risks set forth in our annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q. Significant variation from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant. Accordingly, actual results could differ materially from those predicted or implied or such uncertainties could cause adverse effects on our results. Reported results should not be considered as an indication of future performance.

More information about factors that could adversely affect our business, financial condition and results of operations, or that could cause actual results to differ from those expressed or implied in our forward-looking statements is included under the captions “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, copies of which are available on the Investor Relations page of our website at https://investors.compass.com and on the SEC website at www.sec.gov. All information herein speaks as of the date hereof and all forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events. Undue reliance should not be placed on the forward-looking statements in this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present Adjusted EBITDA, non-GAAP OPEX, free cash flow, net debt, organic revenue and organic revenue growth, which are non-GAAP financial measures (“Non-GAAP Financial Measures”), in this press release. We use Non-

GAAP Financial Measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe Non-GAAP Financial Measures are also helpful to investors, analysts and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Non-GAAP Financial Measures have limitations as analytical tools. Therefore, you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, you should consider Non-GAAP Financial Measures alongside other financial performance measures, including net income (loss) attributable to Compass, Inc., GAAP OPEX, operating cash flows, long-term debt, revenue and our other GAAP measures. In evaluating Non-GAAP Financial Measures, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments reflected in this press release. Our presentation of Non-GAAP Financial Measures should not be construed to imply that our future results will be unaffected by the types of items excluded from the calculations of Non-GAAP Financial Measures. Non-GAAP Financial Measures are not presented in accordance with GAAP and the use of these terms vary from others in our industry. Reconciliations of these non-GAAP measures have been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

About Compass, Inc.
Compass, Inc. (the “Company”) (NYSE: COMP) is a global real estate services company with a presence in every major U.S. city and approximately 120 countries and territories. Compass, Inc. serves millions of buyers and sellers through a portfolio of some of the most recognized and iconic brands: @properties®, Better Homes and Gardens® Real Estate, CENTURY 21®, Christie's International Real Estate®, Coldwell Banker®, Compass®, Corcoran®, ERA®, and Sotheby's International Realty®. Every day, the Company empowers a global network of more than 300,000 real estate professionals in its owned-brokerage and franchise business to grow and deliver exceptional service to consumers.

The Company empowers real estate professionals to streamline operations and seamlessly guide clients through every phase of residential and commercial transactions, leveraging powerful tools, including its modern technology platform. In addition to brokerage services, Compass, Inc. offers integrated services, such as mortgage, title, insurance, escrow, and relocation.

Investor Contact
Soham Bhonsle
soham.bhonsle@compass.com

Media Contact
Devin Daly Huerta
devin.dalyhuerta@compass.com

Compass, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$841	$199
Accounts receivable, net of allowance	201	57
Relocation receivables	222	—
Other current assets	238	61
Total current assets	1,502	317
Property and equipment, net	208	114
Operating lease right-of-use assets	755	381
Intangible assets, net	3,019	193
Goodwill	2,636	479
Other non-current assets	477	56
Total assets	$8,597	$1,540
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$104	$12
Commissions payable	183	95
Accrued expenses and other current liabilities	675	138
Current lease liabilities	199	99
Securitization obligations	184	23
Total current liabilities	1,345	367
Long-term debt	3,141	—
Non-current lease liabilities	643	354
Deferred income taxes	160	—
Other non-current liabilities	161	32
Total liabilities	5,450	753
Stockholders’ equity
Common stock	—	—
Additional paid-in capital	5,695	3,513
Accumulated deficit	(2,555)	(2,731)
Accumulated other comprehensive loss	(1)	—
Total Compass, Inc. stockholders’ equity	3,139	782
Non-controlling interest	8	5
Total stockholders’ equity	3,147	787
Total liabilities and stockholders’ equity	$8,597	$1,540

Compass, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$3,897	$1,846	$10,907	$5,262
Operating expenses:
Commissions and other related expenses (1)	2,921	1,502	8,183	4,293
Sales and marketing (1)	107	59	312	178
Operations and support (1)	426	146	1,253	423
Technology and development (1)	107	67	335	180
General and administrative (1)	72	40	246	101
Anywhere Merger transaction and integration expenses (1) (2)	28	8	245	8
Restructuring costs	4	2	12	14
Depreciation and amortization	145	28	461	86
Total operating expenses	3,810	1,852	11,047	5,283
Income (loss) from operations	87	(6)	(140)	(21)
Investment income	7	2	15	4
Interest expense	(41)	(2)	(119)	(7)
Income (loss) before income taxes and equity in income of unconsolidated entities	53	(6)	(244)	(24)
Income tax benefit	4	—	400	3
Equity in income of unconsolidated entities	6	2	21	5
Net income (loss)	63	(4)	177	(16)
Net income attributable to non-controlling interests	(1)	—	(1)	—
Net income (loss) attributable to Compass, Inc.	$62	$(4)	$176	$(16)
Net income (loss) per share attributable to Compass, Inc., basic	$0.08	$(0.01)	$0.23	$(0.03)
Net income (loss) per share attributable to Compass, Inc., diluted	$0.07	$(0.01)	$0.22	$(0.03)
Weighted-average shares used in computing net income (loss) per share attributable to Compass, Inc., basic	768,656,546	565,895,221	753,816,272	558,840,800
Weighted-average shares used in computing net income (loss) per share attributable to Compass, Inc., diluted	862,547,977	565,895,221	842,898,625	558,840,800

(1) Total stock-based compensation expense included in the condensed consolidated statements of operations is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Commissions and other related expenses	$1	$—	$2	$—
Sales and marketing	3	9	12	25
Operations and support	8	11	26	26
Technology and development	13	28	45	66
General and administrative	11	11	36	28
Anywhere Merger transaction and integration expenses	—	—	64	—
Total stock-based compensation expense	$36	$59	$185	$145

(2) Represents transaction and integration costs related to the Anywhere Merger. For the three and nine months ended September 30, 2026, these costs consisted of (i) legal, investment banking, and other transaction-related costs, (ii) severance and other personnel-related costs, and (iii) costs to integrate systems, technologies, and other processes. All such costs were expensed as incurred.

Compass, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended September 30,
	2026	2025
Operating Activities
Net income (loss)	$177	$(16)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	461	86
Stock-based compensation	185	145
Deferred income taxes	(408)	(4)
Equity in income of unconsolidated entities	(21)	(5)
Bad debt expense	12	—
Change in acquisition-related contingent consideration	2	(1)
Amortization of debt issuance costs, premiums, and discounts	2	1
Changes in operating assets and liabilities:
Accounts receivable	(32)	(7)
Relocation receivables	(65)	(12)
Other current and non-current assets	30	(5)
Operating lease right-of-use assets and operating lease liabilities	(10)	(10)
Accounts payable	(4)	—
Commissions payable	47	25
Accrued expenses and other liabilities	(94)	(26)
Net cash provided by operating activities	282	171
Investing Activities
Investment in unconsolidated entities	—	(4)
Capital expenditures	(30)	(10)
Payments for business combinations, net of cash acquired	(443)	(175)
Distributions from equity method investments in excess of cumulative earnings	8	—
Net cash used in investing activities	(465)	(189)
Financing Activities
Proceeds from stock option exercises and Employee Stock Purchase Plan issuances	29	14
Taxes paid related to net share settlement of equity awards	(83)	(47)
Net change in Securitization obligations	18	5
Proceeds from issuance of convertible notes, net of issuance costs	977	—
Purchase of capped call for convertible notes	(97)	—
Proceeds from drawdowns on Revolving Credit Facility	—	70
Repayments of drawdowns on Revolving Credit Facility	—	(70)
Payments for financing leases	(4)	—
Other	(14)	(8)
Net cash provided by (used in) financing activities	826	(36)
Net increase (decrease) in cash and cash equivalents	643	(54)
Effect of changes in exchange rates on cash and cash equivalents	(1)	—
Cash and cash equivalents at beginning of period	199	224
Cash and cash equivalents at end of period	$841	$170

Compass, Inc.
Reconciliation of Net Income (Loss) Attributable to Compass, Inc. to Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss) attributable to Compass, Inc.	$62	$(4)	$176	$(16)
Adjusted to exclude the following:
Depreciation and amortization	145	28	461	86
Investment income	(7)	(2)	(15)	(4)
Interest expense	41	2	119	7
Stock-based compensation	36	59	121	145
Income tax benefit	(4)	—	(400)	(3)
Anywhere Merger transaction and integration expenses (1)	28	8	245	8
Restructuring costs	4	2	12	14
Other acquisition-related expenses (2)	1	1	4	(2)
Litigation charge (3)	—	—	7	—
Adjusted EBITDA	$306	$94	$730	$235
Net income (loss) attributable to Compass, Inc. margin	1.6%	(0.2%)	1.6%	(0.3%)
Adjusted EBITDA margin	7.9%	5.1%	6.7%	4.5%

(1) Represents transaction and integration costs related to the Anywhere Merger. For the three and nine months ended September 30, 2026, these costs consisted of (i) legal, investment banking, and other transaction-related costs, (ii) severance and other personnel-related costs, and (iii) costs to integrate systems, technologies, and other processes. All such costs were expensed as incurred.

(2) For the three months ended September 30, 2026, other acquisition-related expenses included $1 million of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods. For the nine months ended September 30, 2026, other acquisition-related expenses consisted of a $1 million loss from the change in fair value of acquisition-related contingent consideration and $3 million of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods. For the three months ended September 30, 2025, other acquisition-related expenses included $1 million of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods. For the nine months ended September 30, 2025, other acquisition-related expenses consisted of a $3 million gain from the change in fair value of acquisition-related contingent consideration, partially offset by $1 million of expenses related to acquisition consideration recognized as compensation expense over the applicable retention periods.

(3) Represents a charge of $7 million incurred during the nine months ended September 30, 2026 in connection with the Antitrust Lawsuits.

Compass, Inc.
Reconciliation of Operating Cash Flows to Free Cash Flow
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$248	$75	$282	$171
Less:
Capital expenditures	(8)	(1)	(30)	(10)
Free cash flow	$240	$74	$252	$161

Compass, Inc.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP Sales and marketing	$107	$59	$312	$178
Adjusted to exclude the following:
Stock-based compensation	(3)	(9)	(12)	(25)
Non-GAAP Sales and marketing	$104	$50	$300	$153

GAAP Operations and support	$426	$146	$1,253	$423
Adjusted to exclude the following:
Stock-based compensation	(8)	(11)	(26)	(26)
Other acquisition-related expenses	(1)	(1)	(4)	2
Non-GAAP Operations and support	$417	$134	$1,223	$399

GAAP Technology and development	$107	$67	$335	$180
Adjusted to exclude the following:
Stock-based compensation	(13)	(28)	(45)	(66)
Non-GAAP Technology and development	$94	$39	$290	$114

GAAP General and administrative	$72	$40	$246	$101
Adjusted to exclude the following:
Stock-based compensation	(11)	(11)	(36)	(28)
Litigation charge	—	—	(7)	—
Non-GAAP General and administrative	$61	$29	$203	$73

Compass, Inc.
Non-GAAP Operating Expenses Excluding Commissions and Other Related Expenses
(In millions, unaudited)

	Three Months Ended
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
Sales and marketing	$50	$53	$92	$104	$104
Operations and support	134	135	387	419	417
Technology and development	39	38	100	96	94
General and administrative	29	33	62	80	61
Total non-GAAP operating expenses excluding commissions and other related expenses	$252	$259	$641	$699	$676

Compass, Inc.
Segment Operating Performance - Q3 2026
(In millions, unaudited)

	Three Months Ended September 30, 2026
	Brokerage	Franchise	Integrated Services	Total
Segment revenue	$3,578	$122	$197	$3,897

Less:
Commissions and other related expenses	2,920	—	—
Sales and marketing	88	10	6
Operations and support	237	26	150
Technology and development	9	4	2
General and administrative	6	—	2
Equity in income of unconsolidated entities	(2)	—	(4)
Net income attributable to noncontrolling interests	—	—	1
Segment Adjusted EBITDA	$320	$82	$40	$442

Reconciliation of Segment Adjusted EBITDA to Net income attributable to Compass, Inc.:
Unallocated corporate expenses (1)				$(136)
Stock-based compensation				(36)
Depreciation and amortization				(145)
Restructuring costs				(4)
Anywhere Merger transaction and integration expenses (2)				(28)
Other acquisition-related expenses				(1)
Investment income				7
Interest expense				(41)
Income tax benefit				4
Net income attributable to Compass, Inc.				$62

(1) Unallocated corporate expenses represent costs managed at the corporate level that are not allocated to the reporting segments. For the three months ended September 30, 2026, these costs are reflected in the following line items within the condensed consolidated statements of operations: $4 million in Operations and support, $79 million in Technology and development, and $53 million in General and administrative.

(2) Includes transaction and integration-related expenses incurred in connection with the Anywhere Merger.

Compass, Inc.
Segment Operating Performance - Q3 2025
(In millions, unaudited)

	Three Months Ended September 30, 2025
	Brokerage	Franchise	Integrated Services	Total
Segment revenue	$1,802	$8	$36	$1,846

Less:
Commissions and other related expenses	1,502	—	—
Sales and marketing	48	—	2
Operations and support	106	3	25
Technology and development	3	1	1
General and administrative	3	1	1
Equity in income of unconsolidated entities	—	—	(2)
Segment Adjusted EBITDA	$140	$3	$9	$152

Reconciliation of Segment Adjusted EBITDA to Net loss attributable to Compass, Inc.:
Unallocated corporate expenses (1)				$(58)
Stock-based compensation				(59)
Depreciation and amortization				(28)
Restructuring costs				(2)
Anywhere Merger transaction and integration expenses (2)				(8)
Other acquisition-related expenses				(1)
Investment income				2
Interest expense				(2)
Net loss attributable to Compass, Inc.				$(4)

(1) Unallocated corporate expenses represent costs managed at the corporate level that are not allocated to the reporting segments. For the three months ended September 30, 2025, these costs are reflected in the following line items within the condensed consolidated statements of operations: $34 million in Technology and development, and $24 million in General and administrative.

(2) Includes transaction and integration-related expenses incurred in connection with the Anywhere Merger.

Compass, Inc.
Segment Operating Performance - Q3 2026 YTD
(In millions, unaudited)

	Nine Months Ended September 30, 2026
	Brokerage	Franchise	Integrated Services	Total
Segment revenue	$10,005	$347	$555	$10,907

Less:
Commissions and other related expenses	8,181	—	—
Sales and marketing	255	27	18
Operations and support	690	89	432
Technology and development	24	15	6
General and administrative	15	1	10
Equity in income of unconsolidated entities	(4)	—	(17)
Net income attributable to noncontrolling interests	—	—	1
Segment Adjusted EBITDA	$844	$215	$105	$1,164

Reconciliation of Segment Adjusted EBITDA to Net income attributable to Compass, Inc.:
Unallocated corporate expenses (1)				$(434)
Stock-based compensation				(121)
Depreciation and amortization				(461)
Restructuring costs				(12)
Anywhere Merger transaction and integration expenses (2)				(245)
Litigation charge				(7)
Other acquisition-related expenses				(4)
Investment income				15
Interest expense				(119)
Income tax benefit				400
Net income attributable to Compass, Inc.				$176

(1) Unallocated corporate expenses represent costs managed at the corporate level that are not allocated to the reporting segments. For the nine months ended September 30, 2026, these costs are reflected in the following line items within the condensed consolidated statements of operations: $12 million in Operations and support, $245 million in Technology and development, and $177 million in General and administrative.

(2) Includes transaction and integration-related expenses incurred in connection with the Anywhere Merger.

Compass, Inc.
Segment Operating Performance - Q3 2025 YTD
(In millions, unaudited)

	Nine Months Ended September 30, 2025
	Brokerage	Franchise	Integrated Services	Total
Segment revenue	$5,143	$22	$97	$5,262

Less:
Commissions and other related expenses	4,293	—	—
Sales and marketing	147	2	4
Operations and support	320	9	69
Technology and development	10	2	2
General and administrative	7	1	2
Equity in income of unconsolidated entities	—	—	(5)
Segment Adjusted EBITDA	$366	$8	$25	$399

Reconciliation of Segment Adjusted EBITDA to Net loss attributable to Compass, Inc.:
Unallocated corporate expenses (1)				$(164)
Stock-based compensation				(145)
Depreciation and amortization				(86)
Restructuring costs				(14)
Anywhere Merger transaction and integration expenses (2)				(8)
Other acquisition-related expenses				2
Investment income				4
Interest expense				(7)
Income tax benefit				3
Net loss attributable to Compass, Inc.				$(16)

(1) Unallocated corporate expenses represent costs managed at the corporate level that are not allocated to the reporting segments. For the nine months ended September 30, 2025, these costs are reflected in the following line items within the condensed consolidated statements of operations: $1 million in Operations and support, $100 million in Technology and development, and $63 million in General and administrative.

(2) Includes transaction and integration-related expenses incurred in connection with the Anywhere Merger.

Compass, Inc.
Key Business Metrics
(Unaudited)

The following table presents the Company's key business metrics on both an actual and pro forma basis. Pro forma metrics reflect the combined operations of Compass and Anywhere as if the acquisition had occurred on January 1, 2025, and therefore include Anywhere's results across all periods presented. Because the acquisition actually closed on January 9, 2026, the pro forma metrics for the nine months ended September 30, 2026 incorporate Anywhere's results for the first eight days of January 2026 prior to closing.

	Actuals				Pro Forma
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Brokerage:
Gross Transaction Value (in billions) (1)	$138.9	$70.7	$391.5	$201.4	$138.9	$124.1	$392.9	$349.9
Total Transactions (2)	140,118	67,887	392,631	190,032	140,118	136,660	394,274	377,746
Franchise:
Gross Transaction Value (in billions) (1)	$108.9	$8.5	$305.8	$23.6	$108.9	$110.4	$309.5	$294.9
Total Transactions (2)	191,809	8,825	532,363	23,792	191,809	202,310	538,421	541,336
Net Royalty Rate Per Side (3)	$486	$669	$481	$638	$486	$475	$480	$473
Integrated Services:
Purchase title and escrow transactions (4)	35,106	7,089	98,515	18,387	35,106	34,577	99,683	96,053
Refinancing title and escrow transactions (5)	3,651	577	13,171	1,310	3,651	3,546	13,380	9,664
Average title and escrow revenue per transaction (6)	$3,590	$4,659	$3,600	$4,891	$3,590	$3,541	$3,593	$3,547

(1) Gross Transaction Value represents the sum of all closing sale prices for homes transacted by real estate professionals within our Brokerage or Franchise segments, as applicable, during the periods. The value of a single transaction is counted twice when our real estate professionals represented both the buyer and the seller. This metric excludes any transactions from our international franchisees.

(2) Total Transactions represents the sum of all transactions closed by our Brokerage or Franchise segments, as applicable, during the periods in which our real estate professionals represented the buyer or seller in the purchase or sale of a home. A single transaction is counted twice when our real estate professionals represented both the buyer and the seller. This metric excludes any transactions from our international franchisees.

(3) Net Royalty Per Side represents the average net royalty revenue earned by our Franchise segment per franchisee transaction side closed during the periods. Net royalty revenue reflects gross royalty revenue earned under our franchise agreements, net of volume incentives and other contractual reductions paid or credited to franchisees. This metric excludes any transactions from our international franchisees.
(4) Purchase Title and Escrow Transactions represents the number of title insurance policies and escrow settlements completed by our Integrated Services segment during the periods in connection with home purchase transactions.
(5) Refinancing Title and Escrow Transactions represents the number of title insurance policies and escrow settlements completed by our Integrated Services segment during the periods in connection with mortgage refinancing transactions.
(6) Average Title and Escrow Revenue Per Transaction represents the average revenue earned by our Integrated Services segment per title and escrow transaction completed during the periods, calculated as title and escrow revenue divided by the sum of purchase and refinancing title and escrow transactions.

Compass, Inc.
Supplemental Pro Forma Information
(In millions, unaudited)

The following table presents Supplemental Pro Forma Revenue and Commissions and other related expenses for the Company (“Compass”) and Anywhere Real Estate Inc. ("Anywhere") on a combined basis for the periods presented, as if the Company's acquisition of Anywhere had occurred on January 1, 2025. For comparability, Anywhere's results have been included for the full period from January 1, 2025 through March 31, 2026, which incorporates the first eight days of January 2026 prior to the closing of the acquisition. This pro forma financial information has not been prepared and presented in accordance with the requirements of Article 11 of Regulation S-X or Accounting Standards Codification 805, Business Combinations, and it was prepared for illustrative and informational purposes only.

Certain amounts in Anywhere's historical financial statements have been reclassified to conform to the Company's new segment-level disclosure format, effective for the three months ended March 31, 2026. These reclassifications include (i) the reclassification of relocation revenue related to the Cartus business to Integrated Services, such that Integrated Services revenue now comprises relocation revenue in addition to title and escrow revenue, (ii) the elimination of intercompany royalty revenue earned by the Franchise business from the Brokerage segment, and (iii) certain other reclassifications to Commissions and Other Related Expenses to conform to the Company's current presentation.

	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Pro forma Revenue:
Brokerage:
Compass	$1,328	$2,014	$1,802	$1,657	$1,465
Anywhere	1,012	1,431	1,369	1,217	1,042
Total Brokerage revenue	$2,340	$3,445	$3,171	$2,874	$2,507
Franchise:
Compass	$6	$8	$8	$8	$8
Anywhere	91	118	123	113	87
Total Franchise revenue	$97	$126	$131	$121	$95
Integrated Services:
Compass	$22	$38	$36	$35	$31
Anywhere	118	158	155	139	124
Total Integrated Services revenue	$140	$196	$191	$174	$155
Pro forma revenue	$2,577	$3,767	$3,493	$3,169	$2,757

Pro forma Commissions and other related expenses:
Compass	$1,105	$1,685	$1,502	$1,384	$1,219
Anywhere	790	1,131	1,084	956	819
Pro forma commissions and other related expenses	$1,895	$2,816	$2,586	$2,340	$2,038